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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2005

ASPEN TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-24786 (Commission File Number)	04-2739697 (IRS Employer Identification No.)
Ten Canal Park, Cambridge MA 02141 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (617) 949-1000

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

        On March 31, 2005, our board of directors approved the adoption of our 2005 stock incentive plan, subject to stockholder approval. On May 26, 2005, we held our annual meeting of stockholders for 2004, at which our stockholders approved the adoption of the 2005 plan. Up to 4,000,000 shares of common stock, subject to equitable adjustment in the event of stock splits and other similar events, may be issued pursuant to awards granted under the 2005 plan.

        The following is a brief summary of the 2005 plan and is qualified in its entirety by reference to the 2005 plan, which is attached as Exhibit 99.1 to this Current Report.

Description of the 2005 Stock Incentive Plan

  Types of Awards

        The 2005 plan provides for the grant of the following types of awards:

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  incentive stock options intended to qualify under Section 422 of the Internal Revenue Code,

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  non-statutory stock options,

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  restricted stock awards, and

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  other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into common stock and the grant of stock appreciation rights.

        Incentive Stock Options and Non-statutory Stock Options.    Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price which is less than the fair market value of the common stock on the date of grant. Under present law, however, incentive stock options intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code may not be granted at an exercise price less than 110% of the fair market value of the common stock on the date of grant in the case of incentive stock options granted to optionees holding more than 10% of the voting power of our company. Options may not be granted for a term in excess of seven years. The 2005 plan permits the following forms of payment of the exercise price of options:

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  payment by cash, check or in connection with a "cashless exercise" through a broker,

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  surrender of shares of common stock,

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  delivery of a promissory note,

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  any other lawful means, or

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  any combination of these forms of payment.

        In connection with a merger or consolidation of an entity with us or the acquisition by us of property or stock of another entity, our board of directors may grant options in substitution for any options or other stock or stock-based awards granted by such entity or its affiliates. These options may be granted to any person or entity and at any exercise price and on such terms as our board deems appropriate. The 2005 plan does not permit option repricing without the consent of stockholders.

        Restricted Stock Awards.    Restricted stock awards entitle recipients to acquire shares of common stock, subject to our right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Under the 2005 plan, restricted stock repurchase rights will lapse based upon performance-based criteria, and may not lapse merely by the passage of time.

        Other Stock-Based Awards.    Under the 2005 plan, our board of directors has the right to grant other awards based upon the common stock having such terms and conditions as our board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into common stock and the grant of stock appreciation rights. Restricted stock and other stock-based awards granted under the 2005 plan may not exceed, in the aggregate, 2,000,000 shares of common stock.

  Eligibility to Receive Awards

        Our employees, officers, directors, consultants and advisors and those of our subsidiaries are eligible to be granted awards under the 2005 plan. Under present law, however, incentive stock options may only be granted to our employees and employees of our subsidiaries. The maximum number of shares with respect to which awards may be granted to any participant under the 2005 plan may not exceed 1,000,000 shares per calendar year.

  Administration

        The 2005 plan is administered by our board of directors. Our board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2005 plan and to interpret the provisions of the 2005 plan. Pursuant to the terms of the 2005 plan, our board may delegate authority under the 2005 plan to one or more committees or subcommittees of the board. Our board also has the authority, to the extent permitted by law, to delegate to one or more executive officers the power to grant awards to employees within predetermined guidelines set by our board. In no event may an executive officer with such authority grant options to another of our executive officers. Our board may also provide, at any time, that an award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full.

        Subject to any applicable limitations contained in the 2005 plan, our board of directors or any committee to whom our board delegates authority, as the case may be, selects the recipients of awards and determines:

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  the number of shares of common stock covered by options and the dates upon which such options become exercisable;

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  the exercise price of options (which may not be less than 100% of fair market value of the common stock);

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  the duration of options (which may not exceed 7 years); and

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  the number of shares of common stock subject to any restricted stock or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price.

        Our board of directors may not amend or alter the exercise price of any option except in connection with a reorganization event or change in control event, each as further described below. If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by such award will again be available for grant under the 2005 plan, subject, in the case of incentive stock options, to any limitations under the Internal Revenue Code.

  Transferability

        Options generally may not be sold, assigned, transferred, pledged or otherwise encumbered by the optionee, except by will or the laws governing descent and distribution or to the extent permitted by our board of directors.

  Adjustments Resulting From Changes in Capitalization

        Upon the occurrence of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in our capitalization, each award under the 2005 plan shall be appropriately adjusted to reflect any such event if the board of directors determines in good faith that an adjustment is necessary or appropriate.

        In the event of our proposed liquidation or dissolution, all unexercised options will become immediately exercisable in full at least 10 business days prior to the effective date of such proposed liquidation or dissolution and, upon the effectiveness of such an event, all remaining outstanding options will terminate if not exercised. At the time of grant, our board may, in its discretion, specify the effect of our liquidation or dissolution on outstanding restricted stock.

  Reorganization Events and Change in Control Events

        Options.    Upon the occurrence of a reorganization event (as defined in the 2005 plan) or the signing of an agreement with respect to a reorganization event, all outstanding options will be assumed or an equivalent option substituted by the successor corporation. If the acquiring or succeeding corporation in a reorganization event does not agree to assume, or substitute for, outstanding options, our board of directors will provide that all unexercised options will become exercisable in full prior to the reorganization event and such options, if unexercised, will terminate on the date the reorganization event takes place. If under the terms of the reorganization event holders of common stock received cash for their shares, the board may instead provide for a cash out of the value of any outstanding options less the applicable exercise price. If such reorganization event also constitutes a change in control event (as defined in the 2005 plan) or, if a change in control event occurs by itself, and within one year of the change in control event the option holder's employment with us or our succeeding corporation is terminated by such holder for "good reason" (as defined in the 2005 plan) or is terminated by us or the succeeding corporation without "cause" (as defined in the 2005 plan), all options held by such holder will become immediately exercisable.

        Restricted Stock.    Upon the occurrence of a reorganization event, or the signing of an agreement with respect to a reorganization event, our repurchase and other rights with respect to shares of restricted stock will inure to the benefit of the successor and will apply equally to the cash, securities or other property into which the common stock is then converted.

        If within one year of a change in control event the restricted stock holder's employment with us or the succeeding corporation is terminated by such holder for good reason or is terminated by us or the succeeding corporation without cause, all shares of restricted stock will become immediately free of all restrictions and conditions.

        Other Awards.    Our board of directors may specify at the time of grant of any other award the effect of a reorganization event or change in control on such award.

  Amendment or Termination

        No award may be made under the 2005 plan after March 31, 2015, but awards previously granted may extend beyond that date. Our board of directors may at any time amend, suspend or terminate the 2005 plan, except that no award designated as subject to Section 162(m) of the Internal Revenue Code by our board after the date of such amendment will become exercisable, realizable or vested (to the extent such amendment was required to grant such award) unless and until such amendment has been approved by our stockholders.

Item 8.01 Other Events

        At our annual meeting of stockholders, our common and Series D-2 convertible preferred stockholders also elected Mark E. Fusco and Gary E. Haroian to serve as Class II directors for a three-year term beginning at the meeting and ending at our 2007 annual meeting of stockholders. Our Series D-1 convertible preferred stockholders elected their designee, Michael Pehl, to serve as a Class II director for a three-year term beginning at the meeting and ending at our 2007 annual meeting of stockholders.

Item 9.01 Financial Statements and Exhibits

  (c)
  Exhibits

  99.1
  2005 Stock Incentive Plan

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN TECHNOLOGY, INC.
Date: June 2, 2005	By:	/s/ CHARLES F. KANE Charles F. Kane Senior Vice President–Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	2005 Stock Incentive Plan

QuickLinks

  Item 1.01. Entry into a Material Definitive Agreement
  Item 8.01 Other Events
  Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX